UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

GOLD LAKES CORP.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

☐	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________________
(2)	Form, Schedule or Registration Statement No.: ____________________
(3)	Filing Party: ______________________________________________
(4)	Date Filed: _______________________________________________

GOLD LAKES CORP.

3401 ENTERPRISE PARKWAY, SUITE 340

BEACHWOOD, OHIO 44122

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

*, 2017

To the Stockholders of GOLD LAKES CORP. (the “Company”):

The accompanying Information Statement (the “Information Statement”) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The purpose of this Information Statement is to inform our stockholders that, on September 25, 2017, holders of a majority of the voting power of the outstanding capital stock of the Company (“Consenting Stockholders”), acted by written consent in lieu of a special meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”) to authorize and approve a reverse stock split (the “Reverse Split”) of all of our issued and outstanding shares of Common Stock, par value $0.001, on a ratio of 5,000 old shares for one new share. Such written consent constitutes the only stockholder approval required to approve the Reverse Split under the NRS. Because the written consent of the Consenting Stockholders satisfies all applicable stockholder voting requirements, the Board of Directors is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Consenting Stockholders.

The action taken by the Consenting Stockholders will not become effective before the date *, 2017 which is 20 days after this Information Statement was first mailed to stockholders. This Information Statement is being mailed on or about *, 2017 to stockholders of record on September 25, 2017.

By order of the Board of Directors

/s/ Christopher Vallos
President and Chief Executive Officer

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GOLD LAKES CORP.

3401 ENTERPRISE PARKWAY, SUITE 340

BEACHWOOD, OHIO 44122

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

INTRODUCTORY STATEMENT

Gold Lakes Corp. (the “Company”) is a Nevada corporation with principal executive offices located at 3401 Enterprise Parkway, Suite 340, Beachwood, Ohio. Our telephone number is (216) 916-9303. On September 25, 2017, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved a reverse stock split (the “Reverse Split”) of all of our issued and outstanding shares of Common Stock, par value $0.001, on a ratio of 5,000 old shares for one new share. This Information Statement is being sent to holders of record (the “Stockholders”) of the Company’s Common Stock as of September 25, 2017 (the “Record Date”), by the Board to notify them about actions that the holders of a majority of the voting power of the outstanding capital stock of the Company and all of the outstanding preferred stock of the Company (the “Consenting Stockholders”) entitled to vote on the Amendment (the “Required Vote”), have taken action by written consent, in lieu of a special meeting of the Stockholders. The Required Vote was received on September 25, 2017 in accordance with the relevant sections of the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and our By-laws (the “Charter”).

Section 78.320 of the NRS generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact receive, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about *, 2017, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Dissenting Stockholders

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Amendment, and we will not independently provide our stockholders with any such right.

Information Statement Costs

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

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THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENT. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

As of the Record Date, there were 10,000,000 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is convertible into 2,000 shares of Common Stock. Each holder of Series A Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series A Preferred Stock owned by such holder at a ratio of two thousand votes to one (2,000:1) wherein the holder is entitle to cast 2,000 votes for every one Series A Preferred Stock, on an as-converted basis.

CONSENTING STOCKHOLDERS

On the Record Date, one stockholder holding 10,000,000 shares of the Company’s issued and outstanding Series A Preferred Stock (71% of the voting power of the outstanding capital stock and 100% of the outstanding preferred stock), consented in writing to the approval of the Reverse Split.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period.

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ACTION 1: APPROVAL EFFECTING A 1-FOR-5,000 SHARE REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK

General

The Consenting Stockholders representing a majority of the Company’s outstanding voting stock and all of the outstanding preferred stock have given their written consent to effect a one-for-five thousand reverse stock split of the Company's outstanding Common Stock. Under the NRS, the consent of the holders of a majority of the voting power is effective as stockholders’ approval.

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each five thousand (5,000) shares of our presently issued and outstanding Common Stock as of the close of business on the Record Date will be converted automatically into one (1) share of our post-reverse stock split Common Stock. Fractional shares and "odd lots" will rounded up to the nearest whole share. If you have one share prior to the reverse split you will still have one share as a result of the reverse stock split.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Split as they did immediately prior to the Reverse Split, except for adjustments required due to the treatment of fractional shares and "odd lots". The Reverse Split does not change the number of authorized shares of our Common Stock which remains at 20,000,000,000 shares.

Reasons for the Reverse Split

The primary purposes of the Reverse Split are to:

•	increase the per share price of our Common Stock; and
•	provide the Company with the flexibility to issue additional shares to facilitate future stock acquisitions and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the Reverse Split is expected to increase the market price of the Common Stock to a level above the current market trading price.

While we believe that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Split because there are numerous factors and contingencies which could affect our market price.

Our Common Stock is currently quoted on the OTC Pink Marketplace under the symbol “GLLK.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans.

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Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock." Because our Common Stock is presently classified as a "penny stock," prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

We believe that the Reverse Split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many Investment Advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The Reverse Split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

Furthermore, as a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, however the number of shares authorized will remain the same. The reduced number of issued and outstanding number of shares may attract new investments partners to assist with the development of Company initiatives and business plans. However, there can be no assurances that the Reverse Split will have the desired consequences.

Effects of the Reverse Split

The Reverse Split will be affected and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about *, 2017. However, the actual timing will be determined by our management based upon their evaluation as to when effecting the Reverse Split will be most advantageous to the Company and our stockholders.

We reserve the right to forego or postpone effecting the Reverse Split if we determine that action to be in the best interests of the Company and the stockholders. We are currently authorized to issue 20,000,000,000 shares of Common Stock of which 8,388,135,283 shares were issued and outstanding at the close of business on the Record Date. Adoption of the Reverse Split will reduce the shares of Common Stock outstanding on the record date but will not affect the number of authorized shares of Common Stock. The Reverse Split also will have no effect on the par value of the Common Stock.

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The effect of the Reverse Split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by five thousand, with fractional shares or "odd lots" rounded up to the nearest whole share. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each stockholder that owns less than one share of Common Stock will receive one whole share of Common Stock as a result of the Reverse Split.

Each stockholder's percentage ownership interest in the Company and proportional voting power will change due to adjustments for fractional shares or "odd lots" of less than one share. The rights and privileges of the outstanding shares of Common Stock will be substantially unaffected by the Reverse Split.

The Reverse Split will result in an increase in the authorized but unissued shares of the Company which will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder’s proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance.

Potential Anti-Takeover Aspects

Because of the increase in the authorized but unissued shares of Common Stock resulting from the Reverse Split, such shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company. Although the Board of Directors does not have the present intention to use the excess authorized shares as an anti-takeover device, the issuance of additional Common Stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control. For example, shares of Common Stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction. Accordingly, the power to issue additional shares of Common Stock could enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

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STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive a whole share of Common Stock in lieu of a fractional share or "odd lots" of less than one share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split, except for those stockholders receiving whole shares of Common Stock in lieu of a fractional share or "odd lots" of less than one share (as described below). The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Reverse Split. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split, excluding the basis of fractional shares and "odd lots" of less than one share.

A stockholder who receives one whole share of Common Stock in lieu of a fractional share or "odd lots" of less than one share generally may recognize gain in an amount not to exceed the excess of the fair market value of such one whole shares over the fair market value of the fractional share or "odd lots" of less than one share to which the stockholder was otherwise entitled.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Date of the Reverse Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information as of September 25, 2017, with respect to the beneficial ownership of our common stock and our Series A Preferred Stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of September 25, 2017, we had 8,388,135,283 shares of common stock and 10,000,000 shares of Series A Preferred Stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Class of Securities	Shares Beneficially Owned		Percentage Beneficially Owned (2)

Directors and Executive Officers

Christopher Vallos, President and CEO, CFO and Director	Common Stock	1,200,000		0.0001%
573 Monroe Blvd.
Painesville, OH 44077

All Officers and Directors	Common Stock	1,200,000		0.0001%

5% Stockholders

Flex Mining Ltd. (3)	Common Stock	20,066,300,000	(4)	71%
4540 21st N.W. Calgary, Alberta Canada T3B 0W4	Series A Preferred Stock	10,000,000		100%

____________

(1)

Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the ownership percentage of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the ownership percentage of any other person shown in the table.

(2)	Based on 8,388,135,283 shares of our common stock and 10,000,000 shares of our Series A Preferred Stock issued and outstanding as of September 25, 2017.

(3)

The business address of Flex Mining Ltd. is 4540 21st N.W., Calgary, Alberta, Canada T3B 0W4. The principal business of Flex Mining Ltd. is mining and mineral exploration. Mr. Christian Simmerling has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Flex Mining Ltd.

(4)	Includes shares of common stock of the Company issuable upon conversion of shares of Series A Preferred Stock.

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Securities Authorized for Issuance Under Equity Compensation Plans

None.

Non-Cumulative Voting

The holders of our shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

Our stock transfer agent is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Reverse Split requires stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Reverse Split, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Reverse Split in a manner that is timely and efficient for us and our stockholders.

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INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest. No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Notice and Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Gold Lakes Corp., Attention: Secretary, 3401 Enterprise Parkway, Suite 340, Beachwood, Ohio 44122 to request:

•	a separate copy of this Information Statement;

•	a separate copy of Information Statements in the future; or

•	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Dated: *, 2017

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